Exhibit 99.1

TURTLE BEACH CORPORATION ANNOUNCES RECORD FOURTH QUARTER AND YEAR END 2024 RESULTS

– Fourth Quarter Net Revenue Reaches Quarterly Record of $146.1 million,

up 47% Year-over-Year –

– Fourth Quarter Net Income of $20.1 million compared to $8.6 million in prior year –

– Fourth Quarter Adjusted EBITDA Reaches Quarterly Record of $35.7 million,

up from $14.0 million in prior year –

– Initiates Full Year 2025 Guidance, including Adjusted EBITDA of between $68 and $72 million representing year-over-year growth of between 21% and 28% –

White Plains, N.Y. – March 13, 2025 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter Highlights

•
Net revenue was a record $146.1 million, an increase of 47% compared to the prior year period;
•
Net income was $20.1 million or $0.95 per diluted share compared to $8.6 million or $0.47 per diluted share in the prior year period;
•
Adjusted EBITDA was a record $35.7 million, an increase of 156% compared to the prior year period.

Full-Year Highlights

•
Net revenue was $372.8 million, the largest revenue year in Company history and an increase of 44% compared to the prior year;
•
Net income was $16.2 million or $0.78 per diluted share compared to a net loss of $(17.7) million or $(1.03) per diluted share in the prior year;
•
Adjusted EBITDA was $56.4 million, compared to $6.5 million in the prior year.

“We are pleased to report another outstanding quarter, generating the highest quarterly net revenue and Adjusted EBITDA in the Company’s history and building on positive momentum for continued growth. Our highly accretive integration of PDP has meaningfully enhanced our scale and market reach. Fourth quarter revenue expanded by 47% year-over-year to $146.1 million, and Adjusted EBITDA increased to $35.7 million, reflecting benefits from our next-generation gaming accessories lineup and streamlined operations. For the full year, our significant revenue and Adjusted EBITDA growth, accelerated by our acquisition of PDP, underscores the strength of our core business and relentless focus on execution. Gaming accessories markets continue to represent a large and attractive opportunity, particularly in our key categories. We are driving further opportunities for growth and value creation as we execute our operational and capital allocation strategies,” said Cris Keirn, CEO, Turtle Beach Corporation.

“Turtle Beach’s transformational year in 2024 reflects our focused approach to drive profitable scale and diversification. We expect to realize more than $13 million in annual synergies from the PDP acquisition, surpassing our initial expectations. Having now proven that we can quickly integrate a large acquisition, we are committed to pursuing potential complementary products and companies accretive to our leading gaming accessories portfolio. We will continue to be disciplined in the deployment of our capital, but we are excited about the opportunities for growth and will provide updates accordingly as we progress.”

“Separately, we are also focusing on the drivers that we can fully control, including a number of strategic initiatives that we have undertaken in our core product offerings that should propel our growth independent of any acquisitions. As an example, several of our 2024 product launches were built on our next-generation platform design, a key strategic initiative to combine best-in-class product performance for gamers with significant improvements to our cost structure.”

“As a result of our coordinated organic initiatives and integration efforts, and despite a loss on inventory while in transit in the fourth quarter, our gross margin expanded by 500 basis points to 37.0% for the fourth quarter and by 530 basis points to 34.6% for the full year.”

“We remain dedicated to further expanding our market leadership while increasing value for our shareholders and gaming customers worldwide. Our commitment to long-term value creation has been demonstrated by consistent execution of our share repurchase program. Over the past year, we’ve repurchased nearly $28 million worth of stock at an average price of $15.39 per share. This represents the largest share buyback in our history, highlighting our dedication to returning capital to shareholders while making strategic investments to grow the Company. These repurchases underscore our unwavering confidence in Turtle Beach’s future.”

Share Repurchase Update

For the fourth quarter ended December 31, 2024, the Company repurchased approximately 162,000 shares of common stock for an aggregate purchase price of $2.4 million. For the full year ended December 31, 2024, the Company repurchased 1.8 million shares for an aggregate purchase price of $27.8 million, or $15.39 per share. As of December 31, 2024, the Company has $18.8 million remaining to repurchase shares under its share repurchase program which expires on April 9, 2025. In line with its continued commitment to return capital to shareholders, the Company is opportunistically assessing various potential share repurchase strategies.

Balance Sheet Summary

At December 31, 2024, the Company had net debt of $85.4 million, comprised of $98.4 million of borrowings less $13.0 million of cash. As is typical, the Company’s net debt is expected to decline substantially in the first quarter, as payments from customers are received.

Inventories at December 31, 2024, which includes PDP, were $71.3 million compared to $44.0 million at December 31, 2023.

Financial Outlook

The Company is initiating guidance for the full year 2025 and expects net revenues to be in the range of $395 million and $405 million. The Company’s outlook considers expected headwinds for gaming accessories markets in the first half of 2025 following the US gaming accessories markets experiencing a 28% decline in January year-over-year, per Circana. Full year revenue growth is projected to be primarily driven by nearly three months of incremental PDP contributions in the first quarter of 2025, followed by a strong second half of the year for gaming accessories markets and expected Company share growth in key categories.

With continued strong execution on profitability initiatives, the Company expects Adjusted EBITDA to be between $68 million and $72 million, a forecast that includes the impact of newly introduced international tariffs currently in effect. Adjusted EBITDA guidance translates to between 21% to 28% expected growth year-over-year for Adjusted EBITDA.

The Company is reiterating its long-term goals of a 10%+ revenue CAGR, is now focused on a mid-to-high-30’s gross margin percentage and has increased expectations for mid-to-high-teens percentage Adjusted EBITDA margins.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, March 13, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), during which management will discuss fourth quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 877-407-0792 (domestic) or 201-689-8263 (international).

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at www.corp.turtlebeach.com, along with a copy of this press release and an updated investor presentation. An audio replay of the call will be available on the Company’s investor relations website for a limited period of time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach Corporation acquired Performance Designed Products LLC (www.pdp.com) in 2024. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for each of the three and twelve months ended December 31, 2024, and December 31, 2023.

By providing full year 2025 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

MacLean Marshall

Sr. Director, Global Communications

Turtle Beach Corporation

(858) 914-5093

maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net revenue	$146,077	$99,538	$372,766	$258,122
Cost of revenue	92,088	67,734	243,784	182,618
Gross profit	53,989	31,804	128,982	75,504
Operating expenses:
Selling and marketing	16,140	13,032	52,429	43,489
Research and development	4,502	4,467	17,304	17,137
General and administrative	8,899	5,946	28,388	31,321
Acquisition-related cost	1,018	-	10,832	-
Total operating expenses	30,559	23,445	108,953	91,947
Operating income (loss)	23,430	8,359	20,029	(16,443)
Interest expense	2,986	251	8,068	504
Other non-operating expense (income), net	315	(405)	1,289	394
Income (loss) before income tax	20,129	8,513	10,672	(17,341)
Income tax expense benefit	(10)	(39)	(5,511)	338
Net income (loss)	$20,139	$8,552	$16,183	$(17,679)

Net income (loss) per share
Basic	$1.01	$0.49	$0.81	$(1.03)
Diluted	$0.95	$0.47	$0.78	$(1.03)
Weighted average number of shares:
Basic	19,937	17,449	20,022	17,135
Diluted	21,136	18,383	20,832	17,135

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	December 31,	December 31,
	2024	2023
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash and cash equivalents	$12,995	$18,726
Accounts receivable, net	93,118	54,390
Inventories	71,251	44,019
Prepaid expenses and other current assets	11,007	7,720
Total Current Assets	188,371	124,855
Property and equipment, net	5,844	4,824
Goodwill	52,942	10,686
Intangible assets, net	42,398	1,734
Other assets	9,306	7,868
Total Assets	$298,861	$149,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$49,412	$—
Accounts payable	34,839	26,908
Other current liabilities	39,421	29,424
Total Current Liabilities	123,672	56,332
Debt, non-current	45,620	—
Income tax payable	1,362	1,546
Other liabilities	7,603	7,012
Total Liabilities	178,257	64,890
Commitments and Contingencies
Stockholders’ Equity
Stockholders’ Equity	20	18
Additional paid-in capital	239,983	220,185
Accumulated deficit	(118,094)	(134,277)
Accumulated other comprehensive loss	(1,305)	(849)
Total Stockholders’ Equity	120,604	85,077
Total Liabilities and Stockholders’ Equity	$298,861	$149,967

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Year Ended
	December 31, 2024	December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,183	$(17,679)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,407	3,830
Costs recognized on sale of acquired inventory	2,085	—
Amortization of intangible assets	6,984	1,009
Amortization of debt financing costs	902	141
Stock-based compensation	6,172	11,983
Deferred income taxes	(6,859)	(44)
Change in sales returns reserve	784	632
Inventory recorded to net realizable value	5,661	810
Loss on impairment of assets	753	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15,624)	(5,760)
Inventories	(12,257)	27,336
Accounts payable	(1,088)	1,772
Prepaid expenses and other assets	(227)	1,437
Income taxes payable	(159)	(283)
Other liabilities	(1,956)	1,860
Net cash provided by operating activities	5,761	27,044
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,914)	(2,159)
Acquisition of a business, net of cash acquired	(77,294)	—
Net cash used for investing activities	(82,208)	(2,159)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	346,906	210,210
Repayment of revolving credit facilities	(297,494)	(229,263)
Proceeds of term loan	50,000	—
Repayment of term loan	(1,042)	—
Proceeds from exercise of stock options and warrants	3,356	2,261
Repurchase of common stock	(27,778)	(974)
Debt issuance costs	(2,897)	(80)
Net cash provided by (used for) financing activities	71,051	(17,846)
Effect of exchange rate changes on cash and cash equivalents	(335)	291
Net increase (decrease) in cash and cash equivalents	(5,731)	7,330
Cash and cash equivalents - beginning of period	18,726	11,396
Cash and cash equivalents - end of period	$12,995	$18,726

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$20,139	$8,552	$16,183	$(17,679)
Interest expense	2,986	251	8,068	504
Depreciation and amortization	3,287	1,166	11,391	4,839
Stock-based compensation (1)	2,725	3,429	6,172	11,983
Income tax expense (benefit) (2)	(10)	(39)	(5,511)	338
Restructuring expense (3)	310	(0)	1,967	1,061
CEO transition related costs (4)	—	—	—	2,874
Acquisition-related cost (5)	1,018	653	10,832	653
Incremental costs on acquired inventory (6)	—	—	2,084	—
Loss on inventory in transit (7)	3,398	—	3,398	—
Proxy contest and other litigation (8)	1,803	(15)	1,833	1,921
Adjusted EBITDA	$35,656	$13,954	$56,417	$6,494

(1)
Increase in stock-based compensation in the year-ended December 31, 2023 primarily driven by $4.0 million charge related to the accelerated vesting of equities of the Company's former Chief Executive Officer.
(2)
An income tax benefit of $7.6 million was recorded as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance in 2024.
(3)
Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include severance and related benefits.
(4)
CEO transition related expense includes one-time costs associated with the separation of its former CEO. Such costs included severance, bonus, medical benefits and the tax impact of accelerated vesting of stock-based compensation.
(5)
Business transaction expense includes one-time costs we incurred in connection with acquisitions including warehouse lease impairment, professional fees such as legal and accounting along with other certain integration related costs.
(6)
Costs relate to the step up of acquired finished goods inventory to fair market value as required under purchase accounting. This step up in value over original cost is recorded as a charge to cost of revenue as such inventory is sold.
(7)
Reflects a loss of Turtle Beach inventory while in transit that impacted the three months ended December 31, 2024.
(8)
Proxy contest and other primarily includes (a) a $1.7 million judgement in an insolvency dispute in Germany recorded in 2024, and (b) one-time legal and other professional fee associated with proxy challenges presented by certain shareholder activists in 2023.